UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 10, 2013

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Gateway Drive, 4th Floor San Mateo, California		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 481-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2013, Greg Hughes, age 50, was appointed President and Chief Executive Officer of Serena Software, Inc. (“Serena”) in addition to his role as a director of Serena’s board of directors. Mr. Hughes is currently a Director at Silver Lake, which, together with its affiliates, owns 66.7 percent of the outstanding shares of common stock of Serena. Prior to Silver Lake, Mr. Hughes served in various executive management roles at Symantec Corporation from July 2005 to June 2010, including Group President, Enterprise Product Group, Chief Strategy Officer, Group President, Global Services and Executive Vice President, Services and Support. Prior to Symantec, Mr. Hughes served as Executive Vice President, Global Services of VERITAS Software Corporation from October 2003 to July 2005. Mr. Hughes joined VERITAS after a 10-year career at McKinsey & Co., a global management consulting service provider.

Mr. Hughes will be compensated by Silver Lake while serving as an executive officer of Serena, and Serena will have no obligation to reimburse Silver Lake for any compensation paid to Mr. Hughes.

On January 10, 2013, Mr. Hughes resigned from the Compensation Committee of Serena’s board of directors in connection with his appointment as President and Chief Executive Officer of Serena. Mr. Hughes remains a member of the Strategic and Operations Committee of Serena’s board of directors.

On January 10, 2013, John Nugent resigned from his positions as President and Chief Executive Officer and as a director of the board of directors of Serena. In connection with the termination of Mr. Nugent’s employment with Serena, Serena and Mr. Nugent entered into a separation agreement providing for the payment of severance and the provision of certain benefits to Mr. Nugent in exchange for a general release of claims against Serena and its affiliates and compliance with certain restrictive covenants. The separation agreement provides for severance benefits consisting of (i) a payment equal to twenty-five percent of Mr. Nugent’s base salary, payable on the most recent practicable date following the effectiveness of his separation and release agreement; and (ii) COBRA continuation of Mr. Nugent’s existing health coverage for a period of twelve months, at no cost to Mr. Nugent. The separation agreement also provides for the payment of restrictive covenant payments that are conditioned upon Mr. Nugent’s compliance with no-hire and non-competition covenants. The restrictive covenant payments consist of the continuation of seventy-five percent of Mr. Nugent’s base salary for a period of twelve months following the termination of his employment, payable in equal installments over such period in accordance with Serena’s customary payroll practices. Mr. Nugent executed a general release of all claims in favor of Serena and its affiliates and agreed to comply with certain restrictive covenants, including confidentiality and non-disparagement covenants of unlimited duration, and no-hire and non-competition covenants limited to the duration of the restrictive covenant payments. Mr. Nugent’s vested stock options under the 2006 Stock Incentive Plan will remain exercisable for a period of three months following the termination of his employment. The separation agreement is filed with this current report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1*	Agreement and Release between Serena Software, Inc. and John Nugent dated January 10, 2013

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
Name: Edward F. Malysz
Title: Senior Vice President, General Counsel

Date: January 16, 2013

EXHIBIT INDEX

Exhibit 10.1*	Agreement and Release between Serena Software, Inc. and John Nugent dated January 10, 2013

*	Indicates a management contract or compensatory plan or arrangement.